Exhibit 99.1

Table 1

Residential Real Estate

Sales Activity

Three Months Ended December 31, 2011

($ in millions)

	2011				2010
	Number of Units Closed	Revenue	Cost of Sales (1)	Gross Profit	Number of Units Closed	Revenue	Cost of Sales (1)	Gross Profit

Homesites	46	$3.2	$2.4	$0.8	40	$2.9	$2.0	$0.9
Homes	—	—	—	—	1	0.6	0.6	—

Total	46	$3.2	$2.4	$0.8	41	$3.5	$2.6	$0.9

(1)

Cost of sales for homesites in the fourth quarter of 2011 consisted of $2.1 million in direct costs, $0.1 million in selling costs and $0.2 million in indirect costs. Cost of sales for homesites in the fourth quarter of 2010 consisted of $1.8 million in direct costs, $0.2 million in selling costs and $0.7 million in indirect costs. Cost of sales for homes in the fourth quarter of 2010 consisted of $0.5 million in direct costs and $0.1 million in selling costs.

Year Ended December 31,

($ in millions)

	2011				2010
	Number of Units Closed	Revenue	Cost of Sales (1)	Gross Profit	Number of Units Closed	Revenue	Cost of Sales (1)	Gross Profit

Homesites	131	$10.6	$8.0	$2.6	83	$7.5	$5.4	$2.1
Homes	2	1.3	1.3	—	2	1.0	0.9	0.1

Total	133	$11.9	$9.3	$2.6	85	$8.5	$6.3	$2.2

(1)

Cost of sales for homesites for the year ended 2011 consisted of $7.0 million in direct costs, $0.3 million in selling costs and $0.7 million in indirect costs. Cost of sales for homesites for the year ended 2010 consisted of $4.0 million in direct costs, $1.0 million in selling costs and $0.4 million in indirect costs. Cost of sales for homes for the year ended 2011 consisted of $1.2 million in direct costs and $0.1 million in selling costs. Cost of sales for homes for the year ended 2010 consisted of $0.7 million in direct costs, $0.1 million in selling costs and $0.1 million in indirect costs.

Table 2

Residential Real Estate Sales Activity

Three Months Ended December 31,

($ in thousands)

	2011				2010
	Units Closed	Avg. Price	Accepted (1)	Avg. Price	Units Closed	Avg. Price	Accepted (1)	Avg. Price
Breakfast Point
Homesites	17	$57.2	17	$57.2	—	—	—	—
Hawks Landing
Homesites	—	—	—	—	15	$47.7	15	$47.7
RiverTown
Homesites	5	$32.6	5	$32.6	—	—	—	—
SouthWood
Homesites	4	$67.0	4	$67.0	12	$52.1	12	$52.1
SummerCamp
Homesites	3	$76.8	2	$84.0	1	$59.0	1	$59.0
WaterColor
Homesites	6	$120.4	5	$144.5	5	$113.3	5	$113.3
WaterSound
Homesites	—	—	—	—	2	$110.0	2	$110.0
WaterSound West Beach
Homesites	10	$132.4	8	$122.0	5	$143.9	8	$139.9
Single-Family Homes	—	—	—	—	1	$555.0	1	$555.0
WindMark Beach
Homesites	1	$90.0	—	—	—	—	—	—
Total Homesites	46	$82.0	41	$79.8	40	$72.6	43	$76.9

Total Single-Family Homes	—	—	—	—	1	$555.0	1	$555.0

Total	46	$82.0	41	$79.8	41	$84.4	44	$87.7

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

Year Ended December 31,

($ in thousands)

	2011				2010
	Units Closed	Avg. Price	Accepted (1)	Avg. Price	Units Closed	Avg. Price	Accepted (1)	Avg. Price
Breakfast Point
Homesites	27	$55.1	27	$55.1	—	—	—	—
Hawks Landing
Homesites	3	$55.0	3	$55.0	23	$51.0	23	$51.0
Port St. Joe Primary
Homesites	3	$20.3	3	$20.3	—	—	—	—
RiverCamps
Single-Family Homes	1	$450.0	1	$450.0	—	—	—	—
RiverTown
Homesites	13	$35.7	13	$35.7	2	$31.3	2	$31.3
SouthWood
Homesites	27	$54.5	27	$54.5	17	$56.9	17	$56.9
SummerCamp
Homesites	4	$85.1	4	$85.1	5	$251.8	5	$251.8
Single-Family Homes	—	—	—	—	1	$450.0	1	$450.0
WaterColor
Homesites	25	$119.1	25	$119.1	19	$106.7	20	$106.3
WaterSound
Homesites	2	$69.0	2	$69.0	3	$107.5	2	$110.0
WaterSound Beach
Homesites	—	—	4	$350.0	1	$1,253.7	1	$1,253.7
WaterSound West Beach
Homesites	26	$126.2	24	$126.4	11	$122.3	14	$124.6
Single-Family Homes	—	—	—	—	1	$555.0	1	$555.0
White Fence Farms
Single-Family Homes	1	$850.0	1	$850.0	—	—	—	—
WindMark Beach
Homesites	1	$90.0	1	$90.0	2	$152.7	2	$152.7
Total Homesites	131	$80.0	133	$87.4	83	$105.0	86	$105.9

Total Single-Family Homes	2	$650.0	2	$650.0	2	$502.5	2	$502.5

Total	133	$88.5	135	$95.8	85	$114.4	88	$115.0

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

Table 3

Commercial Land Sales

Three Months Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)
2011	3	3.3	$1,060	$318
2010	1	1.7	425	250

Year Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)

2011	77	8.6	$3,111	$363
2010	4	18	4,358	237

Also included in commercial land sales for the fourth quarter and year ended 2011 was $0.6 million of revenue from a forfeited deposit upon cancellation of a sales contract.

Table 4

Rural Land Sales

Three Months Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)
2011	1	27	$153	$5,600
2010	6	226	1,471	5,520

Year Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)

2011	4	259	$3,460	$13,374
2010	13	606	2,969	4,897

Also included in rural land sales for the fourth quarter and year ended 2011 was $0.5 million from the sale of 7 mitigation bank credits.

Table 5

Quarterly Segment Pretax Income (Loss)

From Continuing Operations

($ in millions)

	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Residential	$(366.6)	$(3.7)	$(6.3)	$(8.8)	$(12.3)	$(16.5)	$(7.2)	$(11.3)	$(80.6)
Commercial	(15.1)	(0.5)	(2.9)	(1.9)	(1.2)	1.5	(1.3)	(0.4)	1.3
Rural Land Sales	0.4	0.3	(0.4)	2.3	18.2	3.5	0.7	(0.3)	0.9
Forestry	2.0	2.6	1.7	52.7	1.9	0.8	2.2	1.4	1.3
Corporate and other	(4.3)	(2.6)	(12.4)	(22.6)	(8.0)	(10.9)	(9.1)	(7.0)	(8.8)

Pretax income (loss) from continuing operations (1)	$(383.6)	$(3.9)	$(20.3)	$21.7	$(1.4)	$(21.6)	$(14.7)	$(17.6)	$(85.9)

(1)	Includes one time charges as described in our SEC filings.

Table 6

Other Income (Expense)

($ in millions)

	Quarter Ended Dec 31,		Year Ended Dec. 31,
	2011	2010	2011	2010

Dividend and interest income	$0.3	$0.2	$1.1	$1.5
Interest expense	(0.9)	(1.3)	(3.9)	(8.7)
Gain on sale of office buildings	0.2	0.1	0.7	0.5
Other	0.3	0.8	2.6	2.5
Retained interest in monetized installment notes	0.1	0.1	0.4	0.4

Total	$—	$(0.1)	$0.9	$(3.8)